EXHIBIT 6



                CONSENT OF POWELL, GOLDSTEIN, FRAZER & MURPHY LLP


We consent to the inclusion of our opinion letter dated October 22, 2002 as an exhibit to the Transaction Statement on Schedule 13e-3 for Pinnacle Financial Corporation filed with the Securities and Exchange Commission on October 23, 2002 and to all references to our firm and our opinion contained in the proxy statement/prospectus attached as an exhibit to such Schedule 13e-3.


October 22, 2002                 /S/  POWELL, GOLDSTEIN, FRAZER & MURPHY LLP


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